Exhibit 99.1
FOR IMMEDIATE RELEASE
ALLIED WORLD REPORTS RECORD 2009 RESULTS; GROWS BOOK VALUE BY 33%
PEMBROKE, BERMUDA, February 11, 2010 — Allied World Assurance Company Holdings, Ltd (NYSE: AWH) today reported net income of $161.3 million, or $3.05 per diluted share, for the fourth quarter of 2009 compared to net income of $19.9 million, or $0.39 per diluted share, for the fourth quarter of 2008. Net income for the year ended December 31, 2009 was a record $606.9 million, or $11.67 per diluted share, compared to net income of $183.6 million, or $3.59 per diluted share, for the year ended December 31, 2008.
The company reported operating income of $131.9 million, or $2.49 per diluted share, for the fourth quarter of 2009 compared to operating income of $141.1 million, or $2.80 per diluted share, for the fourth quarter of 2008. Operating income for the year ended December 31, 2009 was a record $537.7 million, or $10.34 per diluted share, compared to operating income of $455.1 million, or $8.90 per diluted share, for the year ended December 31, 2008.
President and Chief Executive Officer Scott Carmilani commented, “Despite the challenging market environment, I am very pleased to report exceptional results to our shareholders for the fourth quarter and full year 2009. Net income for 2009 exceeded $600 million for the first time in our company’s history and our operating return on shareholders’ equity was a very impressive 20% for the year. Our shareholders’ equity base has grown to $3.2 billion, which is up 33% from the beginning of the year.”
Underwriting Results
Gross premiums written were $322.1 million in the fourth quarter of 2009, a 3.6% increase compared to $310.9 million in the fourth quarter of 2008. For the year ended December 31, 2009, gross premiums written totaled $1,696.3 million, a 17.3% increase compared to $1,445.6 million for the year ended December 31, 2008. Net premiums written were $233.7 million in the fourth quarter of 2009, a 3.2% increase compared to $226.5 million in the fourth quarter of 2008. For the year ended December 31, 2009, net premiums written totaled $1,321.1 million, a 19.3% increase compared to $1,107.2 million for the year ended December 31, 2008. These increases were primarily due to the expansion of our U.S. insurance business offset by our selectively paring back general property, energy and professional liability risk in our international insurance segment that did not meet our underwriting requirements.

Net premiums earned in the fourth quarter of 2009 were $330.5 million, a 9.1% increase compared to $303.0 million in the fourth quarter of 2008. For the year ended December 31, 2009, net premiums earned totaled $1,316.9 million, a 17.9% increase from net premiums earned of $1,116.9 million for the year ended December 31, 2008. These increases were primarily due to the expansion of our U.S. insurance business.
The combined ratio was 76.2% in the fourth quarter of 2009 compared to 75.9% in the fourth quarter of 2008. The loss and loss expense ratio was 42.8% in the fourth quarter of 2009 compared to 47.4% in the fourth quarter of 2008. During the fourth quarter of 2009, the company recorded net favorable reserve development on prior loss years of $77.7 million, a benefit of 23.5 percentage points to the company’s loss and loss expense ratio for the quarter. This compares to the fourth quarter of 2008, where the company recorded net favorable reserve development on prior loss years of $90.3 million, a benefit of 29.8 percentage points to the company’s loss and loss expense ratio for that quarter. Absent prior year reserve adjustments, the loss and loss expense ratio related to the fourth quarter of 2009 was 66.3% compared to 77.2% for the fourth quarter of 2008. During the three months ended December 31 2008, the company added $41.7 million to its reserves related to Hurricanes Ike and Gustav.
For the year ended December 31, 2009, the combined ratio was 76.1% compared to 84.1% for the year ended December 31, 2008. For the year ended December 31, 2009, the company recorded net favorable reserve development on prior loss years of $248.0 million, a benefit of 18.8 percentage points to the company’s loss and loss expense ratio. For the year ended December 31, 2008, the company recorded net favorable reserve development on prior loss years of $280.1 million, a benefit of 25.1 percentage points to the company’s loss and loss expense ratio.
The company’s reported expense ratio was 33.4% and 30.2% for the fourth quarter and full year 2009, respectively. These ratios were impacted by 3.6 percentage points and 0.9 percentage points for the fourth quarter and full year 2009, respectively, due to the company recording $11.8 million related to our reaching certain incentive based performance hurdles. Absent this item, the company’s expense ratios would have been 29.8% and 29.3% for the fourth quarter and full year 2009, respectively, which compare to the company’s expense ratios for the fourth quarter and full year 2008 of 28.5% and 26.7%, respectively. Our overall staff count increased to over 650 as of December 31, 2009 from 560 as of December 31, 2008, primarily driven by the additional staff in our U.S. insurance operations. As a result of the increased staff count, salary and employee welfare costs increased by $4.3 million and $48.3 million during the fourth quarter and year ended December 31, 2009, respectively.

Amortization and Impairment of Intangible Assets
At the end of 2009, we made a strategic decision to market all products, with a few limited exceptions, under the Allied World brand instead of under the Darwin Professional Underwriters, Inc. (“Darwin”) brand. We believe that Darwin related business will benefit from greater access to markets under the Allied World brand, which is a more internationally recognized brand. Accordingly, an impairment charge of $6.9 million was incurred to write off the unamortized balance of the trademark intangible asset acquired as part of the October 2008 acquisition of Darwin.
Investment Results
Net investment income in the fourth quarter of 2009 was $73.3 million, a decrease of 11.3% from the $82.6 million of net investment income in the fourth quarter of 2008. The primary reason for the decrease was that in the fourth quarter of 2008 the company received a $7.9 million dividend from a high-yield bond fund. For the year ended December 31, 2009, net investment income was $300.7 million, a decrease of 2.6% from the $308.8 million of net investment income for the year ended December 31, 2008.
The company recorded net realized investment gains of $37.8 million and $126.4 million for the three months and year ended December 31, 2009, respectively. As of December 31, 2009 and December 31, 2008, net accumulated unrealized gains were $149.8 million and $105.6 million, respectively. The increase in net unrealized investment gains from December 31, 2008 to December 31, 2009 was due to unrealized gains in our fixed-maturity portfolio of $181.1 million primarily resulting from the narrowing of credit spreads across all fixed income classes partially offset by the cumulative effect adjustment of $136.8 million related to the company adopting accounting changes for investments in the second quarter of 2009.
Shareholders’ Equity
As of December 31, 2009, shareholders’ equity was $3.2 billion, an increase of 33% compared to $2.4 billion reported as of December 31, 2008. The increase was primarily due to strong underwriting results, prudent investment decisions and benign catastrophe activity.

The company’s annualized net income return on average shareholders’ equity for the three months and year ended December 31, 2009 was 21.7% and 22.6%, respectively. The company’s annualized operating return on average shareholders’ equity for the three months and year ended December 31, 2009 was 17.7% and 20.0%, respectively.
As of December 31, 2009, diluted book value per share was $59.56, an increase of 29.3% compared to $46.05 as of December 31, 2008.
Investment Supplement
Allied World will be providing additional information on its investment portfolio as of December 31, 2009. This information will be available at the “Investor Relations” section of the company’s website at www.awac.com.
Financial Supplement
A financial supplement relating to the fourth quarter of 2009 will be available at the “Investor Relations” section of the company’s website at www.awac.com.
Conference Call
Allied World will host a conference call on Friday, February 12, 2010 at 8:30 a.m. (Eastern Time) to discuss its fourth quarter and year ended December 31, 2009 financial results. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com. In addition, the conference call can be accessed by dialing (866) 713-8310 (U.S. and Canada callers) or (617) 597-5308 (international callers) and entering the passcode 11691912 approximately ten minutes prior to the call.
Following the conclusion of the presentation, a replay of the call will be available through Friday, February 26, 2010 by dialing (888) 286-8010 (U.S. and Canada callers) or (617) 801-6888 (international callers) and entering the passcode 80525762. In addition, the webcast will remain available online through Friday, February 26, 2010 at www.awac.com.

Non-GAAP Financial Measures
In presenting the company’s results, management has included and discussed in this press release certain non generally accepted accounting principles (“non-GAAP”) financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”).
“Operating income” is an internal performance measure used by the company in the management of its operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net impairment charges recognized in earnings and foreign exchange gain or loss. The company excludes net realized investment gains or losses, net impairment charges recognized in earnings and net foreign exchange gain or loss from its calculation of operating income because the amount of these gains or losses is heavily influenced by, and fluctuates in part according to, the availability of market opportunities. The company believes these amounts are largely independent of its business and underwriting process and including them may distort the analysis of trends in its insurance and reinsurance operations. In addition to presenting net income determined in accordance with GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the company’s results of operations in a manner similar to how management analyzes the company’s underlying business performance. Operating income should not be viewed as a substitute for GAAP net income.
The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is a better measure of calculating shareholder returns than book value per share.
“Annualized net income return on average shareholders’ equity” (“ROAE”) is calculated using average shareholders’ equity, excluding the average after tax unrealized gains or losses on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and risk premium movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Annualized operating return on average shareholders’ equity” is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above), and average shareholders’ equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders’ equity explanation above.
Reconciliations of these financial measures to their most directly comparable GAAP measures are included in the attached tables.
About Allied World Assurance Company
Allied World Assurance Company Holdings, Ltd, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through offices in Bermuda, Europe, Hong Kong, Singapore and the United States. Our insurance and reinsurance subsidiaries are rated A (Excellent) by A.M. Best Company. For further information on Allied World, please visit our website at www.awac.com.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; investigations of market practices and related settlement terms; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions including those related to the ongoing financial crisis; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenues:
Gross premiums written	$322,129	$310,945	$1,696,345	$1,445,584
Premiums ceded	(88,435)	(84,442)	(375,220)	(338,356)

Net premiums written	233,694	226,503	1,321,125	1,107,228
Change in unearned premiums	96,787	76,481	(4,233)	9,677

Net premiums earned	330,481	302,984	1,316,892	1,116,905

Net investment income	73,252	82,583	300,675	308,775
Net realized investment gains (losses)	37,796	(19,454)	126,352	(59,954)
Net impairment charges recognized in earnings	(187)	(100,593)	(49,577)	(212,897)
Other income	373	746	1,506	746

Total revenue	441,715	266,266	1,695,848	1,153,575

Expenses:
Net losses and loss expenses	141,403	143,531	604,060	641,122
Acquisition costs	38,126	30,849	148,847	112,569
General and administrative expenses	72,212	55,405	248,592	185,850
Amortization and impairment of intangible assets	7,856	710	11,051	710
Interest expense	9,527	10,205	39,019	38,743
Foreign exchange loss (gain)	1,408	1,230	748	(1,421)

Total expenses	270,532	241,930	1,052,317	977,573

Income before income taxes	171,183	24,336	643,531	176,002
Income tax expense (recovery)	9,928	4,484	36,644	(7,633)

NET INCOME	$161,255	$19,852	$606,887	$183,635

PER SHARE DATA:
Basic earnings per share	$3.25	$0.40	$12.26	$3.75
Diluted earnings per share	$3.05	$0.39	$11.67	$3.59

Weighted average common shares outstanding	49,662,575	49,028,249	49,503,438	48,936,912
Weighted average common shares and common share equivalents outstanding	52,880,733	50,366,814	51,992,674	51,147,215

Dividends declared per share	$0.20	$0.18	$0.74	$0.72

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	December 31,	December 31,
	2009	2008
ASSETS:
Fixed maturity investments available for sale, at fair value (amortized cost: 2009: $4,260,844; 2008: $5,872,031)	$4,427,072	$6,032,029
Fixed maturity investments trading, at fair value	2,544,322	—
Other invested assets trading, at fair value	184,869	69,902
Other invested assets available for sale, at fair value (cost: 2009: nil; 2008: $89,229)	—	55,199

Total investments	7,156,263	6,157,130
Cash and cash equivalents	379,751	706,267
Securities lending collateral	—	171,026
Insurance balances receivable	395,621	347,941
Prepaid reinsurance	186,610	192,582
Reinsurance recoverable	919,991	888,314
Accrued investment income	53,046	50,671
Net deferred acquisition costs	87,821	86,181
Goodwill	268,376	268,532
Intangible assets	60,359	71,410
Net balances receivable on purchases and sales of investments	184	12,371
Net deferred tax assets	21,895	22,452
Other assets	67,566	47,603

Total assets	$9,597,483	$9,022,480

LIABILITIES:
Reserve for losses and loss expenses	$4,761,772	$4,576,828
Unearned premiums	928,619	930,358
Reinsurance balances payable	102,837	95,129
Securities lending payable	—	177,010
Syndicated loan	—	243,750
Senior notes	498,919	498,796
Accounts payable and accrued liabilities	92,041	83,747

Total liabilities	$6,384,188	$6,605,618

SHAREHOLDERS’ EQUITY:
Common shares, par value $0.03 per share: issued and outstanding 2009: 49,734,487; 2008: 49,036,159 shares	$1,492	$1,471
Additional paid-in capital	1,359,934	1,314,785
Retained earnings	1,702,020	994,974
Accumulated other comprehensive income, net of tax	149,849	105,632

Total shareholders’ equity	$3,213,295	$2,416,862

Total liabilities and shareholders’ equity	$9,597,483	$9,022,480

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Quarter Ended December 31, 2009	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$169,116	$130,272	$22,741	$322,129
Net premiums written	123,155	87,827	22,712	233,694
Net premiums earned	119,641	92,464	118,376	330,481
Other income	373	—	—	373
Net losses and loss expenses	(68,273)	(16,467)	(56,663)	(141,403)
Acquisition costs	(15,806)	501	(22,821)	(38,126)
General and administrative expenses	(32,474)	(25,791)	(13,947)	(72,212)

Underwriting income	3,461	50,707	24,945	79,113
Net investment income				73,252
Net realized investment gains				37,796
Net impairment charges recognized in earnings				(187)
Amortization and impairment of intangible assets				(7,856)
Interest expense				(9,527)
Foreign exchange loss				(1,408)

Income before income taxes				$171,183

GAAP Ratios:
Loss and loss expense ratio	57.1%	17.8%	47.9%	42.8%
Acquisition cost ratio	13.2%	(0.5%)	19.3%	11.5%
General and administrative expense ratio	27.1%	27.9%	11.8%	21.9%

Combined ratio	97.4%	45.2%	79.0%	76.2%

	U.S.	International
Quarter Ended December 31, 2008	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$153,671	$147,025	$10,249	$310,945
Net premiums written	108,541	107,833	10,129	226,503
Net premiums earned	86,060	115,434	101,490	302,984
Other income	746	—	—	746
Net losses and loss expenses	(34,572)	(47,136)	(61,823)	(143,531)
Acquisition costs	(9,363)	(1,525)	(19,961)	(30,849)
General and administrative expenses	(27,359)	(16,399)	(11,647)	(55,405)

Underwriting income	15,512	50,374	8,059	73,945
Net investment income				82,583
Net realized investment losses				(19,454)
Net impairment charges recognized in earnings				(100,593)
Amortization and impairment of intangible assets				(710)
Interest expense				(10,205)
Foreign exchange loss				(1,230)

Income before income taxes				$24,336

GAAP Ratios:
Loss and loss expense ratio	40.2%	40.8%	60.9%	47.4%
Acquisition cost ratio	10.9%	1.3%	19.7%	10.2%
General and administrative expense ratio	31.8%	14.2%	11.5%	18.3%

Combined ratio	82.9%	56.3%	92.1%	75.9%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Year Ended December 31, 2009	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$674,826	$555,944	$465,575	$1,696,345
Net premiums written	493,067	362,893	465,165	1,321,125
Net premiums earned	447,491	413,170	456,231	1,316,892
Other income	1,506	—	—	1,506
Net losses and loss expenses	(211,363)	(158,062)	(234,635)	(604,060)
Acquisition costs	(58,114)	(2,742)	(87,991)	(148,847)
General and administrative expenses	(115,797)	(84,390)	(48,405)	(248,592)

Underwriting income	63,723	167,976	85,200	316,899
Net investment income				300,675
Net realized investment gains				126,352
Net impairment charges recognized in earnings				(49,577)
Amortization and impairment of intangible assets				(11,051)
Interest expense				(39,019)
Foreign exchange loss				(748)

Income before income taxes				$643,531

GAAP Ratios:
Loss and loss expense ratio	47.2%	38.3%	51.4%	45.9%
Acquisition cost ratio	13.0%	0.7%	19.3%	11.3%
General and administrative expense ratio	25.9%	20.4%	10.6%	18.9%

Combined ratio	86.1%	59.4%	81.3%	76.1%

	U.S.	International
Year Ended December 31, 2008	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$319,985	$695,459	$430,140	$1,445,584
Net premiums written	212,978	465,869	428,381	1,107,228
Net premiums earned	179,818	472,550	464,537	1,116,905
Other income	746	—	—	746
Net losses and loss expenses	(103,363)	(288,620)	(249,139)	(641,122)
Acquisition costs	(17,832)	(3,774)	(90,963)	(112,569)
General and administrative expenses	(66,810)	(75,490)	(43,550)	(185,850)

Underwriting (loss) income	(7,441)	104,666	80,885	178,110
Net investment income				308,775
Net realized investment losses				(59,954)
Net impairment charges recognized in earnings				(212,897)
Amortization and impairment of intangible assets				(710)
Interest expense				(38,743)
Foreign exchange gain				1,421

Income before income taxes				$176,002

GAAP Ratios:
Loss and loss expense ratio	57.5%	61.1%	53.6%	57.4%
Acquisition cost ratio	9.9%	0.8%	19.6%	10.1%
General and administrative expense ratio	37.2%	16.0%	9.4%	16.6%

Combined ratio	104.6%	77.9%	82.6%	84.1%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Net income	$161,255	$19,852	$606,887	$183,635
Net realized investment (gains) losses	(37,796)	19,454	(126,352)	59,954
Net impairment charges recognized in earnings	187	100,593	49,577	212,897
Impairment of intangible assets	6,866	—	6,866	—
Foreign exchange loss (gain)	1,408	1,230	748	(1,421)

Operating income	$131,920	$141,129	$537,726	$455,065

Weighted average common shares outstanding:
Basic	49,662,575	49,028,249	49,503,438	48,936,912
Diluted	52,880,733	50,366,814	51,992,674	51,147,215

Basic per share data:
Net income	$3.25	$0.40	$12.26	$3.75
Net realized investment (gains) losses	(0.76)	0.40	(2.55)	1.23
Net impairment charges recognized in earnings	—	2.05	1.00	4.35
Impairment of intangible assets	0.14	—	0.14	—
Foreign exchange loss (gain)	0.03	0.03	0.01	(0.03)

Operating income	$2.66	$2.88	$10.86	$9.30

Diluted per share data
Net income	$3.05	$0.39	$11.67	$3.59
Net realized investment (gains) losses	(0.72)	0.39	(2.43)	1.17
Net impairment charges recognized in earnings	—	2.00	0.96	4.16
Impairment of intangible assets	0.13	—	0.13	—
Foreign exchange loss (gain)	0.03	0.02	0.01	(0.02)

Operating income	$2.49	$2.80	$10.34	$8.90

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	December 31,	December 31,
	2009	2008
Price per share at period end	$46.07	$40.60
Total shareholders’ equity	3,213,295	2,416,862
Basic common shares outstanding	49,734,487	49,036,159
Add: unvested restricted share units	915,432	971,907
Add: Performance based equity awards	1,583,237	1,345,903
Add: dilutive options/warrants outstanding	6,805,157	6,371,151
Weighted average exercise price per share	34.44	33.38
Deduct: options bought back via treasury method	(5,087,405)	(5,237,965)

Common shares and common share equivalents outstanding	53,950,908	52,487,155

Basic book value per common share	$64.61	$49.29
Diluted book value per common share	$59.56	$46.05

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Opening shareholders’ equity	$3,078,894	$2,272,828	$2,416,862	$2,239,842
Deduct/Add: accumulated other comprehensive (income) loss	(185,043)	19,775	(105,632)	(136,214)

Adjusted opening shareholders’ equity	2,893,851	2,292,603	2,311,230	2,103,628

Closing shareholders’ equity	$3,213,295	$2,416,862	$3,213,295	$2,416,862
Deduct: accumulated other comprehensive income	(149,849)	(105,632)	(149,849)	(105,632)

Adjusted closing shareholders’ equity	3,063,446	2,311,230	3,063,446	2,311,230

Average shareholders’ equity	$2,978,649	$2,301,917	$2,687,338	$2,207,429

Net income available to shareholders	$161,255	$19,852	$606,887	$183,635
Annualized net income available to shareholders	645,020	79,408	606,887	183,635

Annualized return on average shareholders’ equity — net income available to shareholders	21.7%	3.4%	22.6%	8.3%

Operating income available to shareholders	$131,920	$141,129	$537,726	$455,065
Annualized operating income available to shareholders	527,680	564,516	537,726	455,065

Annualized return on average shareholders’ equity — operating income available to shareholders	17.7%	24.5%	20.0%	20.6%

SOURCE Allied World Assurance Company Holdings, Ltd
Media:
Faye Cook
Vice President, Marketing & Communications
+1-441-278-5406
faye.cook@awac.com
Investors:
Keith J. Lennox
Investor Relations Officer
+1-646-794-0750
keith.lennox@awac.com
Website: www.awac.com